Exhibit 99.1

            Greenfield Online to Acquire OpinionSurveys.com Panel

    Ramps Greenfield Online U.S. Online Panel to Approximately 3.1 Million Households, Approximately 8 Million People, and Creating One of the Industry's
                             Largest U.S. Panels

    WILTON, Conn., Aug. 19 /PRNewswire-FirstCall/ -- Greenfield Online, Inc. (Nasdaq: SRVY), a leading provider of Internet survey solutions to marketing research and consulting companies, today announced it has signed a definitive agreement to acquire all of OpinionSurveys.com's online panel members from The Dohring Company. When completed, the acquisition is expected to add approximately 1.1 million households to the Greenfield Online panel, bringing Greenfield Online's total US-based Internet-only panel members to 3.1 million households, with access to approximately 8 million individuals. The all cash transaction, which is expected to close by October, is subject to certain closing conditions.

    Under the terms of the definitive agreement, Greenfield Online will acquire specific assets from The Dohring Company, including the complete OpinionSurveys.com panel, certain profile information contained in its database; title to the domain names OpinionSurveys.com and OpinionSurvey.com; as well as certain intellectual property and goodwill associated with the OpinionSurveys.com panel. Under the terms of the agreement, Greenfield Online will not assume any liabilities from The Dohring Company.

    Dean Wiltse, Greenfield Online's President and Chief Executive Officer, said, "This acquisition will give Greenfield Online one of the industry's largest panels and will serve as a catalyst to further accelerate our company's growth. Our executive team identified OpinionSurveys.com because we have admired the organization's panel recruitment and retention capabilities, and we were impressed with the panel's activity metrics. Importantly, our panels are complementary with minimal overlap, and we already have the robust technology infrastructure in place to absorb a panel of this size or greater. Overall, this is an excellent opportunity for Greenfield Online and fully in line with the growth strategy we outlined in our prospectus. As a result, the acquisition will significantly expand the size of our panel, and provide our customers with an even broader offering of panel demographics."

    The Dohring Company was founded in 1986 and has operated
OpinionSurveys.com since 1999. It has conducted more than 4,000 custom market research studies for leaders in sports, entertainment and automotive industries; financial and healthcare services; retail merchandising; as well as for many other businesses and organizations, including government agencies.

    About Greenfield Online

    Greenfield Online, Inc. enables global marketing research and consulting companies to conduct surveys via the Internet. The company built and actively manages the Greenfield Online panel, currently a 100% double opt-in Internet-based panel of survey respondents. The panel currently includes more than 2.3 million global households, representing more than 6 million people. This unparalleled access to respondents allows Greenfield Online to provide clients with both diverse and demographically representative survey data. Greenfield Online is headquartered in Wilton, CT and has offices across the United States, in Toronto, Canada, Munich, Germany and London, England. More information about the company is available at http://www.greenfield.com

     Company Contact:
     Cynthia Brockhoff
     Vice President - Investor Relations
     Greenfield Online
     Ph: (203)-846-5772
     Cbrockhoff@Greenfield.com

     Agency Contact:
     David Pasquale
     The Ruth Group
     Ph: (646)-536-7006
     Dpasquale@theruthgroup.com

    Safe Harbor Statement

    Certain statements in this press release may constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein are based on the company's current expectations but they involve a number of risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to our ability to successfully close the acquisition transaction contemplated herein, to integrate the OpinionSurveys.com panel assets with the company's existing operations, to maintain the size and demographic composition of the panelists we acquire in the transaction, our panelists' responsiveness to our surveys, our ability to manage our growth and international expansion, maintaining demand for our products and services, developing the strength of our brand and other risks detailed in our filings with the Securities and Exchange Commission available at http://www.sec.gov, including the final Prospectus relating to our initial public offering filed on July 16, 2004. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and Greenfield Online undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SOURCE  Greenfield Online, Inc.
    -0-                             08/19/2004
    /CONTACT: Cynthia Brockhoff, Vice President - Investor Relations of Greenfield Online, +1-203-846-5772, Cbrockhoff@Greenfield.com; or David Pasquale of The Ruth Group, +1-646-536-7006, Dpasquale@theruthgroup.com, for Greenfield Online, Inc./
    /Web site:  http://www.greenfield.com
                http://www.opinionsurveys.com /
    (SRVY)

CO:  Greenfield Online, Inc.; Dohring Company; OpinionSurveys.com
ST:  Connecticut
IN:  CPR MLM
SU:  TNM